EXHIBIT 99

Media contacts:	Deborah Spak, (847) 948-2349 Cindy Resman, (847) 948-2815

Investor contacts:	Mary Kay Ladone, (847) 948-3371 Clare Sullivan, (847) 948-3085

BAXTER REPORTS EARNINGS PER SHARE OF $0.51 AND 8 PERCENT

INCREASE IN SALES IN SECOND QUARTER

DEERFIELD, Ill., July 21, 2005 – Baxter International Inc. (NYSE:BAX) today reported its results for the second quarter of 2005.

Earnings per diluted share from continuing operations were $0.51, compared to a loss of $0.28 reported last year. Baxter’s income from continuing operations totaled $324 million for the quarter, compared to a loss of $169 million reported in the same period last year. The second quarter 2005 results include a $65 million (or $0.10 per diluted share) after-tax charge associated with the COLLEAGUE® Volumetric Infusion Pump remediation efforts announced today. If additional remediation efforts are necessary in the future, further charges may be required. The second quarter results also include an $80 million (or $0.12 per diluted share) after-tax benefit from adjustments to Baxter’s restructuring charges, which were recorded originally in 2003 and 2004. On an adjusted basis, excluding the charge and restructuring benefit, earnings from continuing operations were $309 million in the second quarter, or $0.49 per diluted share. Contributing to the growth in earnings was strong operational performance, including improved sales, gross and operating margin, and lower taxes.

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BAXTER REPORTS SECOND QUARTER RESULTS/Page 2

The second-quarter results include a $0.03 per diluted share benefit from a year-to-date tax adjustment, as the company adjusted its income tax rate to the anticipated 2005 full-year rate of 22 percent. This rate reflects savings related to a change in estimate of the company’s tax rate due to ongoing improvements to the company’s geographic product sourcing strategy.

Worldwide sales in the second quarter totaled $2.6 billion, an increase of 8 percent over the same period last year (including a 3 percentage point benefit from foreign exchange). Domestic sales increased 6 percent to $1.2 billion, while international sales grew 11 percent (including a 7 percentage point benefit from foreign exchange) to $1.4 billion. In addition to the positive impact of foreign exchange, strong performance from the company’s recombinant and drug delivery businesses contributed to sales growth in the quarter. Sales of Baxter’s recombinant products grew 24 percent to $397 million, including $148 million in sales of ADVATE®, the company’s Antihemophilic Factor (Recombinant), Plasma/Albumin Free Method (rAHF-PFM) product for the treatment of hemophilia A.

Cash flow from continuing operations totaled $508 million for the quarter, compared to $305 million in the same period last year. Free cash flow (cash flow from continuing operations, less capital expenditures of $98 million in 2005 and $139 million in 2004) was $410 million for the quarter, an improvement of $244 million from the second quarter last year.

“We are pleased with the improvement in our operational and financial performance. We’ve continued to meet our commitments with solid improvement in operating margin, earnings and cash flow,” said Robert L. Parkinson, Jr., chairman

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BAXTER REPORTS SECOND QUARTER RESULTS/Page 3

and chief executive officer. “We are committed to improve our business processes and product quality, continue to execute upon our long-term business strategies, and leverage the value inherent within our business portfolio.”

Six-Month Results

For the first six months of 2005, Baxter’s worldwide sales grew 8 percent to $5.0 billion, up from $4.6 billion in the same period last year. Foreign exchange favorably impacted sales growth by 3 percentage points year-to-date. Domestic sales totaled $2.2 billion, an increase of 4 percent over the same period last year, while international sales increased 12 percent (including a 6 percentage point benefit from foreign exchange), to $2.8 billion.

Baxter’s income from continuing operations totaled $548 million, or $0.88 per diluted share, in the first six months of the year, including the charge and restructuring benefit recorded in the second quarter. Excluding these items, the company reported year-to-date income from continuing operations of $533 million, and earnings per diluted share from continuing operations of $0.85.

Cash flow from continuing operations totaled $779 million for the first six months of the year, compared to $252 million in the same period in 2004. Free cash flow (cash flow from continuing operations, less capital expenditures of $163 million in 2005 and $229 million in 2004) was $616 million for the first half of 2005, an improvement of $593 million from the same period last year.

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BAXTER REPORTS SECOND QUARTER RESULTS/Page 4

Third Quarter and Full-Year 2005 Outlook

For the third quarter of 2005, the company expects organic sales growth of 2 to 4 percent, and earnings per diluted share from continuing operations of $0.45 to $0.47.

For full-year 2005, Baxter expects organic sales growth of 2 to 4 percent and adjusted earnings per diluted share from continuing operations of $1.86 to $1.90. Baxter also expects cash flow from continuing operations to exceed $1.6 billion, and to generate free cash flow of at least $1.0 billion in 2005 (after approximately $550 million of anticipated capital expenditures).

The company’s guidance above excludes the $0.02 per diluted share net benefit from the second-quarter charge and restructuring adjustment, future pre-tax charges expected to total $40 to $50 million related to the rationalization of its hemodialysis instrument manufacturing capacity, and the cost to repatriate foreign earnings under the American Jobs Creation Act of 2004. Including the $0.02 per diluted share net benefit of the second-quarter items, Baxter’s full-year earnings guidance under Generally Accepted Accounting Principles (GAAP) is expected to be $1.88 to $1.92 per diluted share.

A webcast of Baxter’s second quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 21, 2005. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including investor presentations.

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BAXTER REPORTS SECOND QUARTER RESULTS/Page 5

Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including cancer, hemophilia, immune disorders, kidney disease and trauma. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients’ lives.

This release includes forward-looking statements concerning the company’s financial results for the third quarter and full year, as well as developments with respect to the COLLEAGUE infusion pump. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: timely realization of the benefits of the company’s restructuring initiatives; the impact of geographic and product mix on the company’s sales; actions of regulatory bodies and other governmental authorities, including the Food and Drug Administration and foreign counterparts that could delay, limit or suspend product sales and distribution, including with respect to the COLLEAGUE infusion pump; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays or declining sales; product development risks; interest rates; demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; foreign currency exchange rates; the availability of acceptable raw materials and component supply; global regulatory, trade and tax policies; regulatory, legal or other developments relating to the company’s A, AF and AX series dialyzers; the ability to enforce patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; reimbursement policies of government agencies and private payers; results of product testing; and other risks identified in the company’s most recent filing on Form 10-Q and other SEC filings, all of which are available on the company’s web site. The company does not undertake to update its forward-looking statements. Financial schedules, including additional reconciliations of non-GAAP measures, are attached to this release and available on the company’s website.

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BAXTER – PAGE 6

GAAP

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	Change		2005	2004	Change
CONTINUING OPERATIONS:

NET SALES	$2,577	$2,379	8%		$4,960	$4,588	8%

GROSS PROFIT	1,113	939	19%		2,082	1,832	14%
% to Sales	43.2%	39.5%	3.7 pts		42.0%	39.9%	2.1 pts

MARKETING AND ADMINISTRATIVE EXPENSES	537	532	1%		1,020	998	2%
% to Sales	20.8%	22.4%	(1.6 pts	)	20.6%	21.8%	(1.2 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	133	129	3%		266	265	-%

SPECIAL CHARGES, NET	(27)	543	NM		(27)	543	NM

OPERATING INCOME (LOSS)	470	(265)	NM		823	26	NM
% to Sales	18.2%	(11.1% )	NM		16.6%	0.6%	16.0 pts

INTEREST, NET	33	25	32%		64	46	39%

OTHER EXPENSE, NET	25	42	(40%	)	49	63	(22%	)

INCOME (LOSS) BEFORE INCOME TAXES	412	(332)	NM		710	(83)	NM

INCOME TAX EXPENSE (BENEFIT)	88	(163)	NM		162	(101)	NM

INCOME (LOSS) FROM CONTINUING OPERATIONS	$324	($169)	NM		$548	$18	NM

BASIC EPS FROM CONTINUING OPERATIONS	$0.52	($0.28)	NM		$0.88	$0.03	NM

DILUTED EPS FROM CONTINUING OPERATIONS	$0.51	($0.28)	NM		$0.88	$0.03	NM

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	621	613			620	613
Diluted	626	613			624	617

RECONCILIATION TO NET INCOME

Income (loss) from continuing operations	$324	($169)			$548	$18
Discontinued operations	(2)	(1)			—	(12)
Net income (loss)	$322	($170)			$548	$6
NM—Not meaningful

BAXTER – PAGE 7

ADJUSTED

BAXTER INTERNATIONAL INC.

Adjusted Consolidated Statements of Income

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	Change		2005	2004	Change
CONTINUING OPERATIONS:

NET SALES	$2,577	$2,379	8%		$4,960	$4,588	8%

GROSS PROFIT	1,113	984	13%		2,082	1,877	11%
% to Sales	43.2%	41.4%	1.8 pts		42.0%	40.9%	1.1 pts

MARKETING AND ADMINISTRATIVE EXPENSES	537	477	13%		1,020	943	8%
% to Sales	20.8%	20.1%	0.7 pts		20.6%	20.6%	— pts

RESEARCH AND DEVELOPMENT EXPENSES	133	129	3%		266	265	—%

OPERATING INCOME	443	378	17%		796	669	19%
% to Sales	17.2%	15.9%	1.3 pts		16.0%	14.6%	1.4 pts

INTEREST, NET	33	25	32%		64	46	39%

OTHER EXPENSE, NET	25	27	(7%	)	49	48	2%

INCOME BEFORE INCOME TAXES	385	326	18%		683	575	19%

INCOME TAX EXPENSE	76	81	(6%	)	150	143	5%

INCOME FROM CONTINUING OPERATIONS	$309	$245	26%		$533	$432	23%

BASIC EPS FROM CONTINUING OPERATIONS	$0.50	$0.40	25%		$0.86	$0.70	23%

DILUTED EPS FROM CONTINUING OPERATIONS	$0.49	$0.40	23%		$0.85	$0.70	21%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	621	613			620	613
Diluted	626	613			624	617

RECONCILIATION OF ADJUSTED AMOUNTS TO GAAP AMOUNTS

Net Income
Adjusted net income from continuing operations	$309	$245			$533	$432
Special charges, net	15	(414)			15	(414)
Discontinued operations	(2)	(1)			—	(12)
GAAP net income (loss)	$322	($170)			$548	$6

Diluted EPS
Adjusted net income from continuing operations	$0.49	$0.40			$0.85	$0.70
Special charges, net	0.02	(0.68)			0.03	(0.67)
Discontinued operations	—	—			—	(0.02)
GAAP net income (loss)	$0.51	($0.28)			$0.88	$0.01

Non-GAAP Financial Measures: The non-GAAP (generally accepted accounting principles) financial measures contained in this press release (including the presentation above of earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor performance, and in setting performance compensation targets.

BAXTER – PAGE 8

GAAP to ADJUSTED

RECONCILIATION - Quarter

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Reconciliation of GAAP to Adjusted

Three Months Ended June 30, 2005 and 2004

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30, 2005				Three Months Ended June 30, 2004
	GAAP	Special Items		Adjusted	GAAP	Special Items		Adjusted
CONTINUING OPERATIONS:

NET SALES	$2,577			$2,577	$2,379			$2,379

GROSS PROFIT	1,113			1,113	939	$45	(C)	984

MARKETING AND ADMINISTRATIVE EXPENSES	537			537	532	55	(D)	477

RESEARCH AND DEVELOPMENT EXPENSES	133			133	129			129

SPECIAL CHARGES, NET	(27)	(27	) (A)	—	543	543	(E)	—

OPERATING INCOME (LOSS)	470	(27)		443	(265)	643		378

INTEREST, NET	33			33	25			25

OTHER EXPENSE, NET	25			25	42	15	(F)	27

INCOME (LOSS) BEFORE INCOME TAXES	412	(27)		385	(332)	658		326

INCOME TAX EXPENSE (BENEFIT)	88	12	(B)	76	(163)	(244	) (G)	81

INCOME (LOSS) FROM CONTINUING OPERATIONS	$324	($15)		$309	($169)	$414		$245

BASIC EPS FROM CONTINUING OPERATIONS	$0.52	($0.02)		$0.50	($0.28)	$0.68		$0.40

DILUTED EPS FROM CONTINUING OPERATIONS	$0.51	($0.02)		$0.49	($0.28)	$0.68		$0.40

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	621			621	613			613
Diluted	626			626	613			613

(A)	Pump repairs and replacements	$77	(C)	Inventory reserves	$28
	Restructuring reserve adjustments	(104)		Excess cash flow hedges	17

	Total	($27)		Total	$45

(B)	Tax expense on special charges, net	$12	(D)	Loan and receivable reserves	$55

			(E)	Restructuring and asset impairment charges	$543

			(F)	Asset impairments	$15

			(G)	Tax benefit of restructuring charge	($149)
				Reversal of tax reserves	(55)
				Tax benefit of other charges	(40)

				Total	($244)

BAXTER – PAGE 9

GAAP to ADJUSTED

RECONCILIATION - Year-to-Date

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Reconciliation of GAAP to Adjusted

Six Months Ended June 30, 2005 and 2004

(unaudited)

(in millions, except per share data)

	Six Months Ended June 30, 2005				Six Months Ended June 30, 2004
	GAAP	Special Items		Adjusted	GAAP	Special Items		Adjusted
CONTINUING OPERATIONS:

NET SALES	$4,960			$4,960	$4,588			$4,588

GROSS PROFIT	2,082			2,082	1,832	$45	(C)	1,877

MARKETING AND ADMINISTRATIVE EXPENSES	1,020			1,020	998	55	(D)	943

RESEARCH AND DEVELOPMENT EXPENSES	266			266	265			265

SPECIAL CHARGES, NET	(27)	(27	)(A)	—	543	543	(E)	—

OPERATING INCOME	823	(27)		796	26	643		669

INTEREST, NET	64			64	46			46

OTHER EXPENSE, NET	49			49	63	15	(F)	48

INCOME (LOSS) BEFORE INCOME TAXES	710	(27)		683	(83)	658		575

INCOME TAX EXPENSE (BENEFIT)	162	12	(B)	150	(101)	(244	)(G)	143

INCOME FROM CONTINUING OPERATIONS	$548	($15)		$533	$18	$414		$432

BASIC EPS FROM CONTINUING OPERATIONS	$0.88	($0.02)		$0.86	$0.03	$0.67		$0.70

DILUTED EPS FROM CONTINUING OPERATIONS	$0.88	($0.03)		$0.85	$0.03	$0.67		$0.70

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	620			620	613			613
Diluted	624			624	617			617

(A)	Pump repairs and replacements	$77	(C	)	Inventory reserves	$28
	Restructuring reserve adjustments	(104)			Excess cash flow hedges	17

	Total	($27)			Total	$45

(B)	Tax expense on special charges, net	$12	(D	)	Loan and receivable reserves	$55

			(E	)	Restructuring and asset impairment charges	$543

			(F	)	Asset impairments	$15

			(G	)	Tax benefit of restructuring charge	($149)
					Reversal of tax reserves	(55)
					Tax benefit of other charges	(40)

					Total	($244)

BAXTER – PAGE 10

BAXTER INTERNATIONAL INC.

Cash Flows from Continuing Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Continuing Operations
(Brackets denote cash outflows)	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Income (loss) from continuing operations	$324	($169)	$548	$18
Adjustments
Depreciation and amortization	145	146	292	295
Deferred income taxes	96	(213)	119	(203)
Special charges, net	(27)	543	(27)	543
Other	15	124	33	147
Changes in balance sheet items
Accounts receivable	(24)	(66)	20	(162)
Inventories	71	(9)	90	(75)
Accounts payable and accrued liabilities	(80)	23	(325)	(229)
Restructuring payments	(30)	(25)	(73)	(62)
Other	18	(49)	102	(20)

Cash flows from continuing operations	$508	$305	$779	$252

Changes in Net Debt
Increase (decrease)	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net debt, beginning of period	$3,493	$4,161	$3,185	$3,649
Cash flows from continuing operations	(508)	(305)	(779)	(252)
Capital expenditures	98	139	163	229
Dividends	—	—	359	361
Acquisitions, net	—	15	—	20
Purchases of treasury stock	—	7	—	18
Other, including the effect of exchange rate changes	(22)	(143)	133	(151)

Increase (decrease) in net debt	(432)	(287)	(124)	225

Net debt, June 30	$3,061	$3,874	$3,061	$3,874

Key statistics, June 30:
Days sales outstanding	58.4	60.5	58.4	60.5
Inventory turns	2.9	2.6	2.9	2.6
Net-debt-to-capital ratio (A)	30.1%	41.2%	30.1%	41.2%

(A)	The net-debt-to-capital ratio was calculated in accordance with the company’s primary credit agreements, which give 70% equity credit to the company’s December 2002 $1.25 billion issuance of equity units.

BAXTER – PAGE 11

BAXTER INTERNATIONAL INC.

Condensed Consolidated Balance Sheets

(unaudited)

($ in millions)

	June 30, 2005	December 31, 2004
ASSETS
Cash and equivalents	$1,428	$1,109
Receivables	1,959	2,091
Inventories	1,944	2,135
Other current assets (1)	508	684

Total current assets	5,839	6,019

Property, plant and equipment, net	4,157	4,369
Other long-term assets (1)	3,630	3,759
Total assets	$13,626	$14,147

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt (2)	$1,450	$361
Other current liabilities (1)	2,911	3,925
Long-term debt	3,039	3,933
Other long-term liabilities (1)	2,016	2,223
Stockholders' equity	4,210	3,705
Total liabilities and stockholders’ equity	$13,626	$14,147
(1) The following is a summary of the company’s cross-currency swap assets (liabilities).
Original swaps
Other current liabilities	($67)	($465)
Other long-term liabilities	(577)	(831)

Total	(644)	(1,296)

Mirror swaps
Other current assets	—	109
Other long-term assets	—	20
Other current liabilities	(4)	—
Other long-term liabilities	(85)	(5)

Total	(89)	124

Net total of all cross-currency swaps	($733)	($1,172)

Note: As further discussed in the company’s SEC filings, during the fourth quarter of 2004 the company executed offsetting or mirror swaps. These mirror swaps fix the net amount the company will ultimately pay to settle the swaps subject to this strategy. After execution of the mirror swaps, as the market value of the fixed portion of the original portfolio decreases, the market value of the mirror swaps increases, and vice versa. At June 30, 2005, approximately 55% of the net swaps liability has been fixed by the mirror swaps.

During the first half of 2005, the company settled certain swap agreements (and related mirror swaps, as applicable), and made net payments totaling $308 million. In accordance with GAAP, $363 million of outflows were classified in the financing section of the statement of cash flows, and $55 million of inflows were classified in the operating section of the statement of cash flows.

(2)	The increase in short-term debt from December 31, 2004 to June 30, 2005 principally related to the reclassification of approximately $800 million of notes due in 2006 from long-term to short-term.

BAXTER – PAGE 12

Baxter International Inc.

Net Sales from Continuing Operations

Period Ending June 30, 2005

(unaudited)

($ in millions)	Q2 2005	Q2 2004	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2005	YTD 2004	% Growth @ Actual Rates		% Growth @ Constant Rates
BioScience
United States	$438	$403	9%		9%		$836	$788	6%		6%
International	552	490	13%		6%		1,056	915	15%		9%
Total	$990	$893	11%		7%		$1,892	$1,703	11%		8%

Medication Delivery
United States	$619	$589	5%		5%		$1,171	$1,123	4%		4%
International	464	417	11%		5%		890	809	10%		4%
Total	$1,083	$1,006	8%		5%		$2,061	$1,932	7%		4%

Renal
United States	$99	$102	(3%	)	(3%	)	$193	$202	(4%	)	(4%	)
International	405	378	7%		1%		814	751	8%		3%
Total	$504	$480	5%		—%		$1,007	$953	6%		1%

Baxter International Inc.
United States	$1,156	$1,094	6%		6%		$2,200	$2,113	4%		4%
International	1,421	1,285	11%		4%		2,760	2,475	12%		6%
Total	$2,577	$2,379	8%		5%		$4,960	$4,588	8%		5%

BAXTER – PAGE 13

Baxter International Inc.

Key Product Line Sales

Period Ending June 30, 2005

(unaudited)

($ in millions)	Q2 2005	Q2 2004	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2005	YTD 2004	% Growth @ Actual Rates		% Growth @ Constant Rates
BioScience
Recombinants	$397	$320	24%		20%		$741	$612	21%		17%
Plasma Proteins [1]	266	267	-%		(3%	)	525	505	4%		1%
Antibody Therapy	93	90	3%		1%		182	170	7%		4%
Transfusion Therapies	140	136	3%		1%		273	276	(1%	)	(4%	)
Other [2]	94	80	18%		10%		171	140	22%		17%
Total BioScience	$990	$893	11%		7%		$1,892	$1,703	11%		8%

Medication Delivery
IV Therapies [3]	$312	$288	8%		4%		$608	$570	7%		3%
Drug Delivery	226	202	12%		11%		430	390	10%		9%
Infusion Systems	245	233	5%		3%		475	421	13%		11%
Anesthesia	282	259	9%		7%		513	501	2%		1%
Other [4]	18	24	(25%	)	(33%	)	35	50	(30%	)	(32%	)
Total Medication Delivery [5]	$1,083	$1,006	8%		5%		$2,061	$1,932	7%		4%

Renal
PD Therapy	$385	$357	8%		3%		$759	$702	8%		4%
HD Therapy	114	118	(3%	)	(8%	)	240	242	(1%	)	(6%	)
Other	5	5	-%		-%		8	9	(11%	)	(11%	)
Total Renal	$504	$480	5%		-%		$1,007	$953	6%		1%

TOTAL BAXTER	$2,577	$2,379	8%		5%		$4,960	$4,588	8%		5%

[1]	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.
[2]	Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
[3]	Principally includes intravenous solutions and nutritional products.
[4]	Principally includes other hospital-distributed products.
[5]	Sales of oncology products, which were previously included in Other, are now reported in Drug Delivery, Infusion Systems or Anesthesia, depending on the product. All prior year sales data has been reclassified to reflect this change.

BAXTER – PAGE 14

Baxter International Inc.

Key Product Line Sales — US/International

Period Ending June 30, 2005

(unaudited)

	Q2 2005			Q2 2004			% Growth
($ in millions)	US	International	Total	US	International	Total	US		International		Total
BioScience
Recombinants	$170	$227	$397	$146	$174	$320	16%		30%		24%
Plasma Proteins [1]	125	141	266	121	146	267	3%		(3%	)	-%
Antibody Therapy	50	43	93	53	37	90	(6%	)	16%		3%
Transfusion Therapies	68	72	140	65	71	136	5%		1%		3%
Other [2]	25	69	94	18	62	80	39%		11%		18%
Total BioScience	$438	$552	$990	$403	$490	$893	9%		13%		11%

Medication Delivery
IV Therapies [3]	$98	$214	$312	$99	$189	$288	(1%	)	13%		8%
Drug Delivery	148	78	226	140	62	202	6%		26%		12%
Infusion Systems	163	82	245	159	74	233	3%		11%		5%
Anesthesia	204	78	282	187	72	259	9%		8%		9%
Other [4]	6	12	18	4	20	24	50%		(40%	)	(25%	)
Total Medication Delivery [5]	$619	$464	$1,083	$589	$417	$1,006	5%		11%		8%

Renal
PD Therapy	$63	$322	$385	$65	$292	$357	(3%	)	10%		8%
HD Therapy	34	80	114	32	86	118	6%		(7%	)	(3%	)
Other	2	3	5	5	—	5	(60%	)	NM		-%
Total Renal	$99	$405	$504	$102	$378	$480	(3%	)	7%		5%

TOTAL BAXTER	$1,156	$1,421	$2,577	$1,094	$1,285	$2,379	6%		11%		8%

1 Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.

2 Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).

3 Principally includes intravenous solutions and nutritional products.

4 Principally includes other hospital-distributed products.

5 Sales of oncology products, which were previously included in Other, are now reported in Drug Delivery, Infusion Systems or Anesthesia, depending on the product. All prior year sales data has been reclassified to reflect this change.